Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into as of December 27, 2024 (the “Effective Date”), by and between Walter Timothy Winn (the “Purchaser”) and Southland Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Purchaser is the holder of the promissory notes issued by the Company set forth on Schedule A attached hereto (the “Notes”);

WHEREAS, the parties hereto desire to satisfy and discharge outstanding amounts under the Notes in the amounts set forth on Schedule B attached hereto through the issuance of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) as set forth herein (such amount, the “Exchange Amount”);

WHEREAS, the price per Share issued in the transactions contemplated hereunder shall be the greater of (a) the volume-weighted average price per share of Common Stock, rounded to the nearest hundredth of a cent, on the NYSE American for the thirty consecutive trading days immediately preceding, and ending on, the Effective Date, as reported by Bloomberg Financial Markets, or any successor thereto, through its “volume weighted average price” function (or, if not reported therein, in another authoritative source mutually selected by the Purchaser and the Company); and (b) the closing price of Common Stock on NYSE American on the date hereof; and

WHEREAS, at the closing of the transactions contemplated herein (the “Closing”), the Company shall issue to the Purchaser in a private placement offering (the “Offering”) the shares of Common Stock as set forth on Schedule B attached hereto (the “Shares”) in exchange for the Exchange Amounts as set forth on Schedule B attached hereto.

NOW THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and Sale; Closing

1.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase at the Closing, and the Company hereby agrees to sell and issue to the Purchaser at the Closing, the Shares set forth opposite the Purchaser’s name on Schedule B attached hereto, in exchange for full satisfaction and discharge of the outstanding amounts under the Notes set forth opposite the Purchaser’s name on Schedule B attached hereto. With respect to any Notes that are paid in full as set forth on Schedule B attached hereto, upon the issuance of the Shares, such Notes shall be deemed paid in full and all obligations set forth therein shall be deemed satisfied in their entirety.

1.02 Closing; Delivery.

(a) Closing. The Closing shall take place remotely via the exchange of documents and signatures simultaneously with the execution of this Agreement.

(b) Deliveries. At the Closing, the Company shall deliver to the Purchaser an instruction to the Company’s transfer agent to issue evidence of book-entry notation, registered in the name of the Purchaser, representing the Shares to be issued and delivered to the Purchaser as set forth on the Schedule B attached hereto, being purchased by Purchaser pursuant to this Agreement. At the Closing, the Purchaser shall surrender for cancellation the original Notes that are deemed paid in full as set forth on Schedule B attached hereto.

ARTICLE II
Representations and Warranties of the Company

Except as set forth in the Company’s reports or other documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “SEC Reports”), the Company hereby represents and warrants to the Purchaser, as of the Effective Date, the following:

2.01 Organization and Qualification. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, conditions (financial or otherwise), results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

2.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares, in accordance with the terms hereof. The execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, have been duly authorized by the Company’s board of directors. This Agreement, when fully-executed will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

2.03 Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, and free of preemptive and similar rights to subscribe for or purchase securities.

2.04 No Conflicts. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby will not (a) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its subsidiaries or (b) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (c) result in a material violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected.

2.05 Acknowledgment Regarding Purchaser’s Purchase of the Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.

2.06 No General Solicitation. Neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. For purposes of this Agreement, “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”).

2.07 Brokers’ Fees. Neither of the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE III
Representations, Warranties and Agreements
of the Purchaser.

The Purchaser hereby represents and warrants to the Company, as of the Effective Date, the following:

3.01 Organization; Authority. The Purchaser has the legal capacity and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.02 Ownership; Full Satisfaction. The Purchaser is the sole beneficial owner of the Notes, free and clear of any and all liens. At the Closing, (a) the Exchange Amounts shall be satisfied in full and (b) the Company has no further obligation or liability further with respect to the Exchange Amounts under the Notes.

3.03 Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that the Purchaser is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.

3.04 Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501 under the Securities Act.

3.05 Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition and results of operations of the Company, and materials relating to the offer and sale of the Shares, that have been requested by the Purchaser or its advisors, if any. The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk.

3.06 General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Purchaser’s knowledge, any other general solicitation or general advertisement.

3.07 Access to Information. The Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering of the Shares and the merits and risks of investing in the Shares; (b) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3.08 No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the Offering of the Shares.

3.09 No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (b) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except for such that are not material and do not otherwise affect the ability of the Purchaser to consummate the transactions contemplated hereby.

3.10 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

ARTICLE IV
Transfer Restrictions.

4.01 Restrictions on Transfer. The Purchaser acknowledges and agrees that the Shares have not been registered for sale under the Securities Act in reliance on the private offering exemption in Section 4(a)(2) thereof; the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares. The Purchaser further acknowledges and agrees that, as of the Effective Date, the Purchaser shall be considered an Affiliate under Rule 144 and that the transfer of the Shares under Rule 144 will be subject to additional restrictions as set forth Rule 144.

4.02 Legends. The Purchaser understands that there are substantial restrictions on the transferability of the Shares and that any certificates representing the Shares (or electronic equivalent) shall bear a customary “Affiliates” legend and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

ARTICLE V
Other Agreements; Miscellaneous

5.01 Binding Effect. The Purchaser hereby acknowledges and agrees that this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

5.02 No Third-Party Beneficiaries. This Agreement is intended only for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.03 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser.

5.04 Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (a) upon receipt, when personally delivered; (b) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (c) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (d) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (e) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. For purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in Dallas, Texas are open for the general transaction of business. The addresses, facsimile numbers and email addresses for such communications are set forth on the signature pages hereto.

5.05 Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

5.06 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to the principles thereof relating to the conflict of laws.

5.07 Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

5.08 Entire Agreement. This Agreement, together with any other document or instrument delivered in connection herewith, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

5.09 Signatures. This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

5.10 Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

5.11 Headings. Headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

5.12 Further Assurances. The Purchaser hereby agrees to furnish the Company such other information as the Company may request with respect to its purchase of Shares hereunder.

5.13 Public Disclosure. The Purchaser shall not make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.

COMPANY:

SOUTHLAND HOLDINGS, INC.

By:	/s/ Cody Gallarda
Name:	Cody Gallarda
Title:	CFO

Address for notice:

Southland Holdings, Inc.
Attn: Chief Financial Officer
1100 Kubota Dr.
Grapevine, Texas 76051
Email: cgallarda@slnd.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.

PURCHASER:

/s/ Walter Timothy Winn
Walter Timothy Winn

Address for notice:

1100 Kubota Dr.
Grapevine, Texas 76051

[Signature Page to Securities Purchase Agreement]

Schedule A

Purchaser	Note	Original Principal Amount
Walter Timothy Winn	Promissory Note dated November 10, 2023.	$750,000.00
Walter Timothy Winn	Promissory Note dated November 10, 2023.	$750,000.00
Walter Timothy Winn	Promissory Note dated November 10, 2023.	$750,000.00
Walter Timothy Winn	Promissory note dated March 15, 2024.	$466,734.26

[Schedule A to Securities Purchase Agreement]

A-1

Schedule B

Purchaser	Note	Outstanding Principal Amount	Outstanding Accrued Interest and Fees	Exchange Amount	Common Shares (1) (2)	Remaining Principal Balance	Remaining Accrued Interest Balance
Walter Timothy Winn	Promissory Note dated November 10, 2023.	$750,000.00	$1,895.83	$94,422.00	27,528	$657,473.83	$0
Walter Timothy Winn	Promissory Note dated November 10, 2023.	$750,000.00	$1,895.83	$94,422.00	27,528	$657,473.83	$0
Walter Timothy Winn	Promissory Note dated November 10, 2023.	$750,000.00	$1,895.83	$94,422.00	27,528	$657,473.83	$0
Walter Timothy Winn	Promissory note dated March 15, 2024.	$466,734.26	$1,179.80	$467,914.06	136,418	$0	$0

(1)	Based on the price per share of $3.43.
(2)	The number of shares of Common Stock issuable has been rounded down to the nearest whole share. Cash payments in lieu of fractional shares will be made concurrently with the issuance of the shares of Common Stock.

[Schedule B to Securities Purchase Agreement]

B-1